INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 33-64599, and in Registration Statement No. 333-00603 of TELEMUNDO GROUP, INC., and subsidiaries on Form S-3 of our report dated March 22, 1996, appearing in this Annual Report on Form 10-K of TELEMUNDO GROUP, INC. for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

Miami, Florida

March 22, 1996